EXHIBIT 99.2

Q3 2016 Earnings Conference Call October 28, 2016

Industry Data and Forward-Looking Statements Disclaimer ▪Broadwind obtained the industry and market data used throughout this presentation from our own research, internal surveys andstudies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks anduncertainties and are subject to change based on various factors beyond our control. ▪This presentation contains “forward-looking statements”, as defined in Section21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our ability to continue to grow our business organically; (iv) the sufficiency of our liquidity and availability of alternate sources of funding, if necessary; (v) our restructuring efforts, including estimated costs and saving opportunities; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; and (xi) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual results to be materially different from the forward-looking statements, including, but not limited to, those set forth under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertaintiesorother factors that could cause our current beliefs, expectations, plans and/or assumptions to change. ▪This presentation contains non-GAAP financial information. Webelieve that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. We believe that these non- GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Please see our earnings release dated October 28, 2016 for a reconciliation of certain non-GAAP measures presented in this presentation. 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 2

Q3 2016 Highlights ▪Revenue of $43M -on plan ▪Gross Profit Margin rises to 12.5% in Q3 2016, more than double Q3 2015 ▪Cost reductions on track -$6.5M of savings YTD 2016 ▪Income from continuing operations of $1.2M, or $.08 per share ▪Cash and short-term investments totaled $24M at quarter end; credit line remains undrawn ▪Closed on $20M asset-based credit line with The PrivateBank 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 3

Progress on Priorities 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 4 ▪Double Order Intake xYTD 2016 orders totaled $243M –more than last 2 years combined ▪Maintain Consistent Tower Production xBoth plants operating at plant design rate ▪Aggressively Manage Costs xYTD 2016 manufacturing overhead reduced $4M vs.YTD 2015 xYTD 2016 operating expenses reduced $3M vs YTD 2015

Market Update -Wind 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 5 •Industry estimates adding 7.5-10.4 GW per year through 2020 •~27 GW have already been announced •Strong long-term demand for wind energy driven by PTC, RPS and fossil fuel-fired power plant retirements 0 2 4 6 8 10 12 2014 2015 2016 2017 2018 2019 2020 G W I n s t a l l a t i o n s Complete In Process Announced Not Announced RPS Driven Source: Bloomberg NewEnergy Finance Robust pipeline throughout PTC horizon

U.S. Gear Manufacturing Outlook -$M 2018 provides best opportunity for market growth to pick-up at healthy rates Exported Source: AGMA & IHS 6 Consumed w/in U.S. flat 2017 BFGs near term growth will be derived from market share capture vs. market growth 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved.

- 50 100 150 200 250 300 350 Q3 11 Q3 12 Q3 13 Q3 14 Q3 15 Q3 16 M i l l i o n s Orders and Backlog Orders –$M ▪$24M of new Towers and Weldments orders in Q3 2016, up significantly from Q3 2015 ▪Gearing orders down vs. PY –timing of wind replacement gearing order and lower oil & gas, mining orders Order Backlog –$M ▪Quarter-end backlog $204M ▪$137M tower order booked in Q2 2016 extends backlog into 2019 ▪Strong industry dynamics and customer relationships leading to increased orders Q3 2015 Q3 2016 Book : Bill Ratio YTD 2015 YTD 2016 Towers & Weldments $3.2 $23.5 .67 $66.3 $231.4 Gearing 9.0 2.2 .47 22.8 11.3 Total 12.2 25.7 .65 89.1 242.7 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 7 Record-high backlog; Tower orders placed ahead of PTC expiration

Consolidated Financial Results 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 8 ▪Q3 2016 sales down 14% from prior year: Towers and Weldments -11%, Gearing -36%; lower steel prices, lower Gearing sales to oil & gas and mining customers ▪Q3 2016 gross margin, profit and EPS all higher than PY due primarily to significant operational efficiency improvements in the Towers and Weldments segment and successful cost management actions across the Company * Reconciliation to non-GAAP measure included in Appendix 2015 2016 # 2015 2016 Total Sales 49.8 42.6 161.6 132.7 Gross Profit 2.8 5.3 14.1 13.4 Gross Profit % 5.7% 12.5% 8.7% 10.1% Total Operating Expense 5.0 4.0 15.0 12.1 Income from Operations -2.1 1.4 -0.9 1.3 % of Sales -4.3% 3.2% -0.5% 1.0% Adj. EBITDA 1.4 3.3 7.7 7.1 EPS, Continuing ($0.16) $0.08 ($0.10) $0.06 Memo: Net I/(L) incl. Disc. Ops. ($0.52) $0.06 ($0.75) ($0.06) $M except per share data Q3 YTD

Towers and Weldments Q3 2015 Q3 2016 YTD 2015 YTD 2016 Orders ($M) 3.2 23.5 66.3 231.4 Towers Sold (#) 112 113 357 339 Revenue ($M) 42.9 38.0 139.0 118.0 Operating Income($M) 2.2 4.1 10.5 10.0 -% of Sales 5.2% 10.7% 7.6% 8.5% EBITDA* ($M) 3.5 5.2 13.7 13.3 -% of Sales 8.0% 13.8% 9.9% 11.2% Q3 Results ▪Orders totaled $24M in Q3 2016 ▪Q3 2016 revenue down 11% vs. Q3 2015 –$5M reduction in steel prices ▪Operating Income up due to significantly improved operating efficiencies 2016 Objectives ▪Sell remaining 2017 tower capacity; build and diversify weldments backlog ▪Reduce tower production cost through improved welding and paint productivity ▪Improve management of tower model changeovers ▪Initiate investment in capacity expansion 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 9 0 50 100 150 200 250 300 350 400 450 500 2012 2013 2014 2015 2016 E # o f T o w e r s Annual Tower Sales * Reconciliation to non-GAAP measure included in Appendix

Gearing Q3 2015 Q3 2016 YTD 2015 YTD 2016 Orders ($M) 9.0 2.2 22.8 11.3 Revenue ($M) 7.2 4.6 23.8 14.8 Operating Loss ($M) -2.7 -.7 -5.4 -3.1 EBITDA* ($M) -.5 -.0 -.6 -1.1 Q3 Results ▪Orders down vs. Q3 2015 –timing of large wind replacement gearing order and lower oil & gas, mining ▪Revenue down –oil & gas and mining down ▪Operating Loss narrowed on lower revenue –cost management and lower depreciation both contributed 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 10 2016 Objectives ▪Continue cross-training to improve labor productivity ▪Continue aggressive cost management ▪Expand sales efforts to improve capacity utilization * Reconciliation to non-GAAP measure included in Appendix (3) (2) (1) - Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 $ M Narrowing Operating Loss in Gearing $.9 Env. Reserve Cost management efforts evident in 2016

Liquidity 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 11 ▪Cash and short-term investments totaled $24M at 9/30/16 due to a temporary drop in working capital; credit line undrawn ▪Operating working capital (OWC) decreased $12.2M due to timing of customer receipts; OWC expected to normalize by year-end and increase by $9-10M in Q4 2016 *Operating Working Capital = Trade A/R + Inventories –Trade Payables –Customer Deposits Operating Working Capital* ¢/$ Sales - 2 4 6 8 10 12 14 16 18 20 12/31/20159/30/2016 Cash Assets 12.6 24.3 Accounts Receivable 9.8 14.9 Inventory 24.2 26.2 PPE 51.9 51.8 Other 11.4 8.4 Total Assets 109.9 125.6 Accounts Payable 13.8 21.1 Customer Deposits 9.9 21.5 Debt + Cap. Leases 5.8 3.2 Other 12.8 11.8 Total Liabilities 42.4 57.5 Equity 67.5 68.1

Summary 10/28/2016 © 2016 Broadwind Energy, Inc. All rights reserved. 12 ▪ Tower production consistent, delivering ahead of schedule ▪ Wind market dynamics strong –good visibility ▪ Gearing continues to manage well through oil & gas and mining downturn; savings from consolidation in effect, aggressive cost management continues ▪ Cost reduction and continuous improvement remain primary focus areas ▪ Q4 2016 outlook: Revenue $44-46M, Net Income -Continuing $.5M

Appendix – Non-GAAP Financial Measure

Non-GAAP Financial Measure

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation and restructuring) as supplemental information regarding the Company's business performance. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company's past financial performance and future results. The Company's management uses adjusted EBITDA when it internally evaluates the performance of the Company's business, reviews financial trends and makes operating and strategic decisions. The Company believes that providing this non-GAAP financial measure to its investors is useful because it allows investors to evaluate the Company's performance using the same methodology and information as the Company's management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

Consolidated	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
Net Income/(Loss) from continuing operations	$ 1,245	$ (2,383)	$ 929	$ (1,519)
Interest Expense	125	210	431	611
Income Tax Provision/(Benefit)	-	(26)	(16)	(11)
Depreciation and Amortization	1,695	2,400	5,138	6,860
Share-based Compensation and Other Stock Payments	195	310	628	897
Restructuring Expense	-	874	-	874
Adjusted EBITDA (Non-GAAP)	$ 3,260	$ 1,385	$ 7,110	$ 7,712

Towers and Weldments Segment	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
Net Income	$ 2,797	$ 1,366	$ 6,738	$ 6,877
Interest Expense	5	-	21	4
Income Tax Provision/(Benefit)	1,259	880	3,285	3,759
Depreciation and Amortization	1,007	1,132	3,066	2,961
Share-based Compensation and Other Stock Payments	79	72	154	106
Adjusted EBITDA (Non-GAAP)	$ 5,147	$ 3,450	$ 13,264	$ 13,707

10/28/2016
© 2016 Broadwind Energy, Inc. All rights reserved.
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Appendix – Non-GAAP Financial Measure

Gearing Segment	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
Net Loss	$ (697)	$ (2,643)	$ (3,099)	$ (5,380)
Interest Expense	1	8	8	29
Income Tax Provision/(Benefit)	5	(9)	7	(5)
Depreciation and Amortization	638	1,216	1,918	3,757
Share-based Compensation and Other Stock Payments	17	44	89	183
Restructuring Expense	-	874	-	874
Adjusted EBITDA (Non-GAAP)	$ (36)	$ (510)	$ (1,077)	$ (542)

Corporate and Other	Three Months Ended September 30,		Nine Months Ended September 30,	
	2016	2015	2016	2015
Net Income/(Loss)	$ (855)	$ (1,106)	$ (2,710)	$ (3,016)
Interest Expense	119	201	402	578
Income Tax Provision/(Benefit)	(1,264)	(897)	(3,308)	(3,765)
Depreciation and Amortization	50	52	154	142
Share-based Compensation and Other Stock Payments	99	194	385	608
Adjusted EBITDA (Non-GAAP)	$ (1,851)	$ (1,555)	$ (5,077)	$ (5,453)

10/28/2016
© 2016 Broadwind Energy, Inc. All rights reserved.
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